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                                                                    EXHIBIT 10.6

                    AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT

        This Amendment No. 2 to Employment Agreement (this "AMENDMENT NO. 2") is made effective as of September 16, 1999, by and between La Jolla Pharmaceutical Company, a Delaware corporation (the "COMPANY") and Steven B. Engle ("EXECUTIVE").

        Executive and the Company are parties to that certain Employment Agreement dated as of December 30, 1993 (the "AGREEMENT"), as amended by Amendment No. 1 to Employment Agreement dated as of June 26, 1997 ("AMENDMENT NO. 1") pursuant to which Executive is employed by the Company, and desire to amend the Agreement as set forth herein in consideration of Executive's ongoing employment. The Agreement and Amendment No. 1 are collectively referred to herein as the "AMENDED AGREEMENT."

        Therefore, notwithstanding anything in the Amended Agreement to the contrary, the Company and Executive hereby agree as follows:

        1. This Amendment No. 2 replaces Amendment No. 1 in its entirety, which is superseded in all respects by this Amendment No. 2.

        2. Executive shall be employed by the Company as its President and Chief Executive Officer, shall perform such duties as are consistent with such position, and shall report to the Company's Board of Directors.

        3. As compensation for his services to the Company, Executive shall receive a base salary of at least $273,000 per annum (as such amount may be increased from time to time by the Company's Board of Directors, the "BASE SALARY").

        4. (a) If Executive's employment with the Company is terminated by the Company other than for cause as defined in Section 6.1 of the Agreement, or if a Change in Control of the Company (as defined in the Company's 1994 Stock Incentive Plan in its form as of the date hereof) occurs and Executive's employment with the Company or its successor is terminated by the Company or its successor, or if such a Change in Control occurs and Executive's employment with the Company or its successor is terminated by Executive following any change in Executive's title to any position other than President and CEO of the surviving company, or any change in Executive's reporting responsibility such that he does not report directly to the board of directors of the surviving company on all matters, or any material reduction by the Company or its successor in Executive's responsibilities, or any requirement that Executive's place of employment be in other than the San Diego area, or any material breach by the Company or its successor of the Agreement, as amended hereby, then, in addition to any other benefits provided under the Agreement or this Amendment No. 2 that may be applicable:

               (i) the Company (or its successor, as the case may be) shall pay to Executive a severance payment (the "SEVERANCE PAYMENT") equal to the then-current Base Salary for a period of twelve full calendar months from the date of termination of Executive's employment (the "TERMINATION DATE"); and



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               (ii) the Company (or its successor, as the case may be) shall continue, at its sole expense, all medical, dental and life insurance coverage for Executive and his family on similar terms until the earlier of (A) twelve full calendar months from the Termination Date, or (B) such time as Executive receives similar paid coverage from another employer; and

               (iii) all employee stock options and other performance awards granted to Executive before the Termination Date shall automatically vest and become fully exercisable as of the Termination Date, notwithstanding any vesting or performance conditions applicable thereto, and shall remain exercisable for a period equal to the remaining term of the employee stock option or other performance award as is provided by the plan or grant pursuant to which such options or awards were received, provided that in no case will such options or awards be exercisable beyond the duration of the original term thereof, and provided further that nothing herein is intended to require the extension of the exercise period of any option that qualifies as an incentive stock option under the Internal Revenue Code and applicable regulations thereunder, and the exercise period thereof shall not be extended beyond the termination date otherwise provided by the award grant unless Executive, in his sole and unqualified discretion, elects to forego incentive stock option treatment and extend the exercise period thereof as provided herein; and

               (iv) if, within one (1) year of the Termination Date, employee stock options granted to any executive officer of the Company (or its successor, as the case may be) or non-employee directors' options granted to any member of the Company's Board of Directors (or members of the board of directors of its successor, as the case may be) are repriced, then, in addition to any other benefits provided under the Agreement or this Amendment No. 2 that may be applicable, the Company shall provide similar repricing at the election of the Executive for all employee stock options granted to Executive before the Termination Date that have not expired and remain unexercised. If necessary to accomplish any extension, repricing or vesting of options under the Agreement, as amended hereby, the Company will engage the Executive as a consultant on customary and reasonable terms, to the extent required under applicable laws and regulations and any documents governing the employee stock options to make Executive eligible to have his employee stock options similarly repriced. Notwithstanding anything to the contrary in this Amendment No. 2 or the plan or awards under which employee stock options were or are granted to Executive, the Company shall have no obligation to register Executive's repriced employee stock options or the shares of Common Stock underlying such repriced options under the Securities Act of 1933, as amended (the "Securities Act"), and shall have no obligation to make Executive a consultant or advisor of the Company solely for the purpose of making Executive's repriced employee stock options or shares of Common Stock underlying such repriced options eligible for inclusion in any registration statement under the Securities Act that the Company has otherwise filed or is otherwise filing with respect to stock options granted to individuals other than Executive or the shares of Common Stock underlying such options.

        (b) If Executive's employment by the Company is terminated by Executive for any reason other than under circumstances where the Company would be entitled to terminate Executive's employment for cause as defined in Section 6.1 of the Agreement, all employee stock options granted to Executive before the Termination Date that have vested or that vest upon or



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following the Termination Date shall remain exercisable for a period of one year following the Termination Date or such longer period as is provided by the plan or grant pursuant to which such options were received, provided that in no case will such options be exercisable beyond the duration of the original term thereof, provided further that nothing herein is intended to require the extension of the exercise period of any option that qualifies as an incentive stock option under the Internal Revenue Code and applicable regulations thereunder, and the exercise period thereof shall not be extended beyond the termination date otherwise provided by the award grant unless Executive, in his sole and unqualified discretion, elects to forego incentive stock option treatment and extend the exercise period thereof as provided herein, and provided further, that if Section 4(a)(iii) hereto is applicable, Section 4(a)(iii) hereto shall control.

           (c) The Severance Payment shall be payable in equal periodic installments from the Termination Date consistent with the normal payroll practices of the Company (or its successor, as the case may be), provided, however, that Executive shall have the right, at any time in his discretion, to receive the remaining balance of the Severance Payment in a lump sum discounted to present value at a rate equal to the "Reference Rate" announced by Bank of America NT & SA as of the time of Executive's election to receive a lump sum. Executive shall exercise his right to receive a lump sum payment of the Severance Payment by delivering written notice to the Company, and the Company shall pay the lump sum within ten (10) days of receipt of such notice.

        6. (a) If a Corporate Transaction, as defined below, is consummated and the day immediately prior to the effective date thereof Executive is employed by the Company, or if a Corporate Transaction is consummated and Executive is employed up to thirty (30) days prior to the effective date of the Corporate Transaction and has substantially contributed towards making the Corporate Transaction occur, then on the effective date of such Corporate Transaction or such earlier date as determined by the Board of Directors of the Company in its sole discretion, the Company shall pay to Executive a bonus payment equal to $100,000.

           (b) For purposes of this Section 6, "Corporate Transaction" shall mean the following:

               (i) any acquisition or series of related acquisitions resulting in any person, entity or "group," within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act of 1934, as amended (the "Exchange Act") beneficially owning (within the meaning of Rule 13d-3 promulgated under the Exchange Act) forty percent (40%) or more of either the then outstanding shares of Common Stock of the Company or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors; or

               (ii) a reorganization, merger or consolidation with any other person, entity or corporation, other than a merger or consolidation which would result in the owners of voting securities of the Company outstanding immediately prior thereto continuing to own more than fifty percent (50%) of the combined voting power of the voting securities of the Company and such other entity outstanding immediately after such merger or consolidation, or



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               (iii) the sale or other disposition by the Company, in one transaction or a series of related transactions, of all or substantially all of the Company's assets or all or substantially all of the Company's intellectual property,

        provided that a Corporate Transaction shall not be deemed to have occurred if the "person" described in the preceding provisions of this Section 6 is an underwriter or underwriting syndicate that has acquired the ownership of 50% or more of the combined voting power of the Company's then outstanding voting securities solely in connection with a public offering of the Company's securities.

        7. Notwithstanding anything to the contrary in any document awarding employee stock options to Executive, the exercise price of all employee stock options granted by the Company (or its successor, as the case may be) to Executive prior or subsequent to the date hereof may be paid through conversion of shares of the Common Stock of the Company (or its successor, as the case may be) (the "Option Shares") underlying employee stock options granted to Executive (a "Cashless Exercise"). Upon Cashless Exercise, Executive shall receive a number of Option Shares equal to the number of Option Shares for which employee stock options are being exercised less that number of Option Shares having an aggregate value equal to the total exercise price of the employee stock options being exercised by Executive that is due upon such exercise. The value of an Option Share for purposes of Cashless Exercise shall be the average of the last reported sale prices (or, if no sale has occurred, the closing price) of the Option Shares on the Nasdaq National Market System ("NMS") or the principal national securities exchange upon which the Option Shares are listed, as the case may be, for each of the ten (10) trading days prior to the date of Executive's employee stock option exercise, or, if the Option Shares are not listed or admitted to trading on the NMS or any national securities exchange, the average of the last quoted prices (or, if not so quoted, the average of the high bid and low asked prices) in the over-the-counter market, as reported by NASDAQ or such other system then in use, for each of the ten (10) trading days prior to the date of Executive's employee stock option exercise, or, if the Option Shares are not quoted by any such organization, the fair value of such Option Shares on the date of exercise by Executive as determined in good faith by the Board of Directors of the Corporation, which shall be conclusive for all purposes.

        8. To the extent of any inconsistency between the text of the original Agreement and this Amendment No. 2, Amendment No. 2 shall govern, provided that nothing in Amendment No. 2 shall be construed to limit benefits to which Executive is entitled under the Agreement in addition to those conferred by Amendment No. 2, and to the extent not subsumed within the benefits provided by Amendment No. 2, benefits provided under the Agreement shall remain in effect.



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        IN WITNESS WHEREOF, Executive and the Company have entered into this
Amendment No. 2 as of the date written above.

LA JOLLA PHARMACEUTICAL COMPANY


By:  /s/ Wood Erwin                                /s/ Steven B. Engle
   ----------------------------                    -----------------------------
Name: Wood Erwin                                       STEVEN B. ENGLE
     --------------------------
Title: V.P. Finance & CFO
      -------------------------



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